Exhibit 12.1
                         RECKSON ASSOCIATES REALTY CORP.
                       RATIOS OF EARNINGS TO FIXED CHARGES
                                       AND
            RATIOS OF EARNINGS TO FIXED CHARGES, PREFERRED DIVIDENDS
                          AND PREFERRED DISTRIBUTIONS



The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the years ended December 31:

    2001            2000            1999           1998            1997
--------------  --------------  -------------  --------------  --------------
    2.22x           2.09x           2.06x          1.98x           2.68x



         The following table sets forth the Company's consolidated ratios of earnings to fixed charges, preferred dividends and preferred distributions for the years ended December 31:


    2001            2000            1999           1998
--------------  --------------  -------------  --------------
    1.79x           1.61x           1.52x          1.59x


The Company had no preferred capital outstanding prior to April 1998.